[EXHIBIT 32]

CERTIFICATIONS OF JOSEPH R. ROZELLE, PRINCIPAL EXECUTIVE OFFICER
         AND PRINCIPAL FINANCIAL OFFICER, PURSUANT TO
                     18 U.S.C. SECTION 1350

     In connection with the Quarterly Report on Form 10-Q of Emerald Acquisition Corporation, (the "Company") for the period ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, the undersigned officer of the Company, certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

     1.   The  Report  fully  complies with the  requirements  of
section 13(a) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  November 14, 2006           /s/ JOSEPH R. ROZELLE
                                   -------------------------------
                                   JOSEPH R. ROZELLE
                                   Principal Executive Officer

                                   and Principal Financial Officer


The foregoing certification is being furnished as an exhibit to the Form 10-Q pursuant to Item 601(b)(32) of Regulation S-K and
Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States
Code) and, accordingly, is not being filed as part of the Form 10-Q for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filings of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.